Exhibit 21.1
                                                                    ------------



                      SUBSIDIARIES OF CHEVRON CORPORATION*
                              At December 31, 1998


    Name of Subsidiary                                        State or Country
   (Reported by Principal Area of Operation)                 in Which Organized
    -----------------------------------------                -------------------
    United States
    -------------
    Chevron U.S.A. Inc.                                       Pennsylvania
       Principal Divisions:
           Chevron U.S.A. Production Company
           Chevron Products Company
       Limited Liability Company:
            Chevron Chemical Company LLC
    Chevron Capital U.S.A. Inc.                               Delaware
    Chevron Oil Finance Company                               Delaware
    Chevron Pipe Line Company                                 Delaware
    Huntington Beach Company                                  California
    The Pittsburg & Midway Coal Mining Co.                    Missouri

    International
    -------------
    Bermaco Insurance Company Limited                         Bermuda
    Cabinda Gulf Oil Company Limited                          Bermuda
    Chevron Asiatic Limited                                   Delaware
    Chevron Canada Limited                                    Canada
    Chevron Canada Enterprises Limited                        Canada
    Chevron Canada Resources                                  Canada
    Chevron International Limited                             Liberia
    Chevron International Oil Company, Inc.                   Delaware
    Chevron Niugini Pty. Limited                              Papua New Guinea
    Chevron Overseas Petroleum Inc.                           Delaware
    Chevron Standard Limited                                  Delaware
    Chevron U.K. Limited                                      United Kingdom
    Chevron Transport Corporation                             Liberia
    Chevron Nigeria Limited                                   Nigeria
    Insco Limited                                             Bermuda

* All of the subsidiaries in the above list are wholly owned, either directly or indirectly, by Chevron Corporation. Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 1998.


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